Exhibit 21

                           Subsidiaries of the Company

Poly Implant Protheses, SA                                     France

Poly Implantes Protesis Espana SL                              Spain

OS MXM, Inc.                                                   Delaware, USA

HP Acquisition, Inc.                                           Delaware, USA